UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2008

POPE & TALBOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 20, 2008, the Supreme Court of British Columbia (“Canadian Court”) approved an Asset Purchase Agreement (the “FSJ Purchase Agreement”) dated as of February 5, 2008 among the Company and certain of its wholly-owned subsidiaries (collectively, the “FSJ Sellers”) and PT Pindo Deli Pulp and Paper Mills (“PT Pindo”) pursuant to which PT Pindo has agreed to purchase substantially all of the FSJ Sellers’ manufacturing facilities and other assets located at their Fort St. James, British Columbia operating location, including substantially all of the operating assets at the Fort St. James location.

On February 25, 2008, the United States Bankruptcy Court for the District of Delaware (“U.S. Bankruptcy Court”) entered an order approving the FSJ Purchase Agreement, as its approval of the FSJ Purchase Agreement at a joint hearing conducted on February 12, 2008 by both the Canadian Court and the U.S. Bankruptcy Court was conditioned upon the Canadian Court’s approval.  In addition to the requirements for court approval, the consummation of the transactions contemplated under the FSJ Purchase Agreement is also subject to satisfaction of certain other conditions and deliveries, including the receipt of customary regulatory approvals in the United States and Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 19, 2008.

POPE & TALBOT, INC.
Registrant

By	/s/ Harold N. Stanton
Name: Harold N. Stanton Title: President and Chief Executive Officer